Exhibit 10.20

FIRST AMENDMENT TO
DEATH BENEFIT AGREEMENT

This is the First Amendment to a Death Benefit Agreement dated June 2, 1994, by and between Kellwood Company (“Company”), a Delaware corporation, and _____________ (“Employee”), an Employee of Kellwood Company.

WHEREAS, the Death Benefit Agreement was entered into at a time when the Employee was a participant of the Kellwood Company Pension Plan, a qualified retirement plan; and

WHEREAS, the Death Benefit Agreement defined Retirement in accordance with the provisions of the Pension Plan; and

WHEREAS, the Company has since terminated its Pension Plan, but the parties agree that the same definition of Retirement should continue.

NOW THEREFORE, for good and valuable consideration, the parties agree to amend the Death Benefit Agreement as follows:

1.    Paragraph 7 entitled “Retirement” shall be deleted in it entirety and a new paragraph 7 inserted as follows:

“Retirement. Retirement is defined as a termination of an Employee’s employment (a) when the Employee is either at least 65 years of age, or at least 55 years of age and has completed 15 years of continuous employment; or (b) when the Employee is declared by the Compensation and Stock Option Committee of Kellwood Company’s Board of Directors to be a Retiree.”

2.    This Amendment to the Death Benefit Agreement shall be effective as of December 8, 2000.

IN WITNESS WHEREOF, the parties have signed below to indicate their consent and agreement this _____ day of _________________, 2001.

KELLWOOD COMPANY

By:
Hal J. Upbin
Chairman, President & CEO

EMPLOYEE

By: